Exhibit 99.1

Passage Bio Announces 1-for-20 Reverse Stock Split

PHILADELPHIA – July 10, 2025 - Passage Bio, Inc. (“Passage Bio” or the “Company”) (NASDAQ: PASG), a clinical-stage genetic medicines company focused on improving the lives of patients with neurodegenerative diseases, today announced that its Board of Directors (“Board”) has approved a reverse stock split of the company’s outstanding shares of common stock at a ratio of 1-for-20. The reverse stock split will become effective at 12:01 a.m. Eastern time on July 14, 2025. Passage Bio’s common stock will begin trading on a post-reverse stock split basis on July 14, 2025, under the Company’s existing trading symbol “PASG” with a new CUSIP number of 702712 209. The reverse stock split is intended to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share.

The reverse stock split was approved by Passage Bio’s stockholders, at the Company’s 2025 annual meeting of stockholders held on May 28, 2025, to be effected at the Board’s discretion within approved parameters. The reverse stock split reduces the number of shares of the Company’s outstanding common stock from approximately 62,405,898 shares to approximately 3,120,295. As a result of the reverse stock split, proportionate adjustments will be made to the exercise prices and number of shares of Passage Bio’s common stock underlying the Company’s outstanding equity awards for common stock, as well as the number of shares issuable under the Company’s equity incentive and inducement plans, and employee stock purchase plan. There will be no change to the number of authorized shares or to the par value per share.

Information for Passage Bio’s Stockholders

Passage Bio’s transfer agent, Computershare Trust Company, N.A., will serve as the exchange agent for the reverse stock split. Registered stockholders holding pre-split shares of Passage Bio’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split. None of Passage Bio’s common stock is held in certificate form. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares will receive the number of shares of common stock as rounded up to the nearest whole share. The reverse stock split will affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share.

About Passage Bio, Inc.

Passage Bio (Nasdaq: PASG) is a clinical stage genetic medicines company on a mission to improve the lives of patients with neurodegenerative diseases. Our primary focus is the development and advancement of cutting-edge, one-time therapies designed to target the underlying pathology of these conditions. Passage Bio’s lead product candidate, PBFT02, seeks to treat neurodegenerative conditions, including frontotemporal dementia, by elevating progranulin levels to restore lysosomal function and slow disease progression.

To learn more about Passage Bio and our steadfast commitment to protecting patients and families against loss in neurodegenerative conditions, please visit: passagebio.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to, Passage Bio’s future stock price, the effects of the reverse stock split on stockholders, compliance with Nasdaq listing standards and Passage Bio’s ability to remain listed on the Nasdaq Capital Market. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Information about the risks and uncertainties faced by Passage Bio is contained in the section captioned "Risk Factors" in documents the Company files from time to time with the Securities and Exchange Commission (“SEC”) and other reports as filed with the SEC. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and regulatory approvals. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

Investor Contact:

Stuart Henderson

Passage Bio

shenderson@passagebio.com